          This document contains 15 pages. The exhibit index is located on page 5. As filed with the Securities and Exchange
                        Commission on September 1, 1999.
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  PROVANT, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

          Delaware                                   04-3395167
-------------------------------        ------------------------------------
(State or other jurisdiction of        (I.R.S. employer identification no.)
incorporation or organization)

              67 Batterymarch Street, Suite 600, Boston, MA 02110
              ---------------------------------------------------
                    (Address of principal executive offices)

                        -------------------------------



                      1998 NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of plan)

                        -------------------------------

        Paul M. Verrochi                        Copies of communications to:
          PROVANT, INC.                             James E. Dawson, Esq.
67 Batterymarch Street, Suite 600               Nutter, McClennen & Fish, LLP
         Boston, MA 02110                          One International Place
          (617) 261-1600                            Boston, MA 02110-2699
   (Name, address and telephone                        (617) 439-2000
   number of agent for service)

                        -------------------------------


                                               CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed
Title of each class of                                         maximum offering    Proposed maximum              Amount of
securities to be registered       Amount being registered      price per share   aggregate offering price     registration fee
------------------------------------------------------------------------------------------------------------------------------

Common Stock,                         500,000 Shares(1)         $14.04(2)            $7,017,969(2)                $1,951.00(2)

$.01 par value per share
------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers 500,000 shares of Common Stock underlying awards that may be granted pursuant to the 1998
         Non-Qualified Stock Option Plan, as amended to date (the "Plan"). In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of stock dividends, stock splits or other recapitalizations.

(2) Calculated as the weighted average of (i) 25,000 shares of Common Stock issuable at a price of $13.875 per share (ii) 20,000 shares of Common
         Stock issuable at a price of $14.50 per share, (iii) 86,596 shares of Common Stock issuable at $16.00 per share and (iv) 368,404 shares of Common Stock assumed to be issuable (pursuant to Rule 457(c) and (h) under the Securities Act) at a price of $13.56 per share, which is the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on August 27, 1999.

==============================================================================================================================

                        -------------------------------

     In accordance with General Instruction E to Form S-8, the contents of the registrant's Registration Statement on Form S-8 (File No. 333-62109) relating to the registrant's 1998 Non-Qualified Stock Option Plan (the "Prior Form S-8") are incorporated by reference in this Registration Statement.

                        -------------------------------

     In accordance with General Instruction E to Form S-8, the following information is not contained in the Prior Form S-8:


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

     See the exhibit index immediately preceding the exhibits attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 31st day of August 1999.

                                       PROVANT, INC.


                                       By: /s/ Paul M. Verrochi
                                          --------------------------------------
                                           Chairman of the Board and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Paul M. Verrochi, Dominic J. Puopolo, Rajiv Bhatt and James E. Dawson, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signatures                                    Title                               Date
----------                                    -----                               ----

/s/ Paul M. Verrochi                  Chairman of the Board and              August 31, 1999
----------------------                Chief Executive Officer
Paul M. Verrochi



/s/ Dominic J. Puopolo                Chief Financial Officer and            August 31, 1999
----------------------                Director
Dominic J. Puopolo



/s/ John H. Zenger                    President and Director                 August 31, 1999
----------------------
John H. Zenger


/s/ Rajiv Bhatt                       Chief Accounting Officer               August 31, 1999
----------------------
Rajiv Bhatt


Signatures                             Title                    Date
----------                             -----                    ----

/s/ Herbert A. Cohen                  Director               August 31, 1999
--------------------------
Herbert A. Cohen


/s/ Bert Decker                       Director               August 31, 1999
--------------------------
Bert Decker


/s/ Paul C. Green                     Director               August 31, 1999
--------------------------
Paul C. Green



--------------------------            Director
Joe Hanson


/s/ John F. King                      Director               August 31, 1999
--------------------------
John F. King


/s/ A. Carl Von Sternberg             Director               August 31, 1999
--------------------------
A. Carl Von Sternberg


/s/ Marc S. Wallace                   Director               August 31, 1999
--------------------------
Marc S. Wallace


/s/ Michael J. Davies                 Director               August 31, 1999
--------------------------
Michael J. Davies


/s/ David B. Hammond                  Director               August 31, 1999
--------------------------
David B. Hammond


/s/ John R. Murphy                    Director               August 31, 1999
--------------------------
John R. Murphy


/s/ Esther T. Smith                   Director               August 31, 1999
--------------------------
Esther T. Smith

                                  EXHIBIT INDEX

EXHIBIT NO.            TITLE


     4.1               1998 Non-Qualified Stock Option Plan, as amended to date


     5                 Opinion of Nutter, McClennen & Fish, LLP


    23.1               Consent of Nutter, McClennen & Fish, LLP
                       (contained in Exhibit 5)


    23.2               Consent of KPMG LLP


    23.3               Consent of Friedman & Fuller, P.C.


    23.4               Consent of Habif, Arogeti & Wynne, P.C.


    24 Power of Attorney (contained in the signature page to this Registration Statement)